CHEVIOT FINANCIAL CORP.

IMPORTANT SPECIAL MEETING INFORMATION 000004

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 10, 2016.

Vote by Internet

- Go to **www.envisionreports.com/CHEV/SPC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" Proposals 1, 2 and 3.

	For	Against	Abstain
1. To approve and adopt the Agreement and Plan of Merger dated November 23, 2015 (the "Merger Agreement"), by and between MainSource Financial Group, Inc. ("MainSource") and Cheviot, pursuant to which Cheviot will merge with and into MainSource (the "Merger");	☐	☐	☐
2. To approve a non-binding, advisory proposal to approve the compensation payable to the named executive officers of Cheviot in connection with the Merger;	☐	☐	☐
3. To approve a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the special meeting in person or by proxy to approve and adopt the Merger Agreement and the Merger; and	☐	☐	☐

4. such other matters as may properly come before the Special Meeting or any adjournment thereof.;

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign, but only one holder is required to sign.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q REVOCABLE PROXY — CHEVIOT FINANCIAL CORP. SPECIAL MEETING OF SHAREHOLDERS May 10, 2016 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints the official proxy committee consisting of the Board of Directors of Cheviot Financial Corp. (“Cheviot”), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Cheviot which the undersigned is entitled to vote at the Special Meeting of Shareholders (“Special Meeting”) to be held at Cheviot’s main office at 3723 Glenmore Avenue, Cincinnati, Ohio 45211, on May 10, 2016, at 3:00 p.m., Eastern Time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows: THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Special Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Special Meeting and a Proxy Statement/Prospectus dated , 2016. Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.